Exhibit 10.51

TRUST AGREEMENT

This TRUST AGREEMENT, dated as of April 15, 2004 (this “Trust Agreement”), among Union Fidelity Life Insurance Company, an insurance company organized under the Laws of the State of Illinois (the “Grantor”), Federal Home Life Insurance Company, an insurance company organized under the laws of the Commonwealth of Virginia (the “Beneficiary”), and The Bank of New York, a New York corporation (the “Trustee”) (the Grantor, the Beneficiary and the Trustee are hereinafter each sometimes referred to individually as a “Party” and collectively as the “Parties”).  All terms not defined herein shall have the same meanings as set forth in the Coinsurance Agreement (as hereinafter defined).

WITNESSETH:

WHEREAS, pursuant to a Coinsurance Agreement of even date herewith between the Beneficiary and the Grantor, the Beneficiary is ceding to the Grantor, and the Grantor is reinsuring on a coinsurance basis, certain of the Beneficiary’s liabilities arising under structured settlement annuities (the “Coinsurance Agreement”); and

WHEREAS, the Grantor desires to transfer to the Trustee for deposit to a trust account (the “Trust Account”) certain assets as security for the payment and performance by the Grantor of its obligations under the Coinsurance Agreement; and

WHEREAS, the Trustee has agreed to act as Trustee hereunder, and to hold such assets in trust in the Trust Account for the sole use and benefit of the Beneficiary for such purposes in accordance with the terms and conditions of this Trust Agreement; and

WHEREAS, this Trust Agreement is made for the sole use and benefit of the Beneficiary and for the purpose of setting forth the duties and powers of the Trustee with respect to the Trust Account;

NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

Section 1.  Deposit of Assets to the Trust Account.

(a)                                  The Grantor hereby establishes the Trust Account with the Trustee for the sole use and benefit of the Beneficiary, under the terms set forth herein.  The Trustee shall administer the Trust Account in its name as Trustee for the sole benefit of the Beneficiary.  The Trust Account shall be subject to withdrawal by the Beneficiary solely as provided herein.  The Trustee hereby accepts the Trust Account upon the terms set forth in this Trust Agreement.

(b)                                 The Grantor shall transfer to the Trustee, for deposit to the Trust Account, such assets as may be required from time to time pursuant to the Coinsurance Agreement (all such assets are herein referred to individually as an “Asset” and collectively as the “Assets”).  The Trustee is authorized and shall have power to receive the Assets from the Grantor and to hold, invest, reinvest and dispose of the same for the uses and purposes of and according to the provisions herein set forth.  All Assets shall be maintained by the Trustee in the Trust Account separate and distinct from all other assets on the books of the Trustee and in accordance with the terms of this Trust Agreement.  The Assets shall consist only of Eligible Securities (as hereinafter defined).  In the event of any payment default as to any Asset in the Trust Account or in the event that any Asset no longer is an Eligible Security, the Grantor shall, within five (5) business days after receiving notice from the Trustee pursuant to Section 19 or the Grantor having knowledge of such default or ineligibility, substitute other Assets which meet the requirements of an Eligible Security and having a statutory book value equal to the statutory book value of such Asset, which has a payment default or no longer meets the requirements for an Eligible Security, on the last statement provided by the Trustee.

(c)                                  The Grantor hereby represents and warrants (i) that, to the extent practicable, any Assets transferred by the Grantor to the Trustee for deposit to the Trust Account will be in such form that the Beneficiary whenever necessary may, and the Trustee upon direction by the Beneficiary will, negotiate any such Assets without consent or signature from the Grantor or any other person or entity in accordance with the terms of this Trust Agreement, (ii) that all Assets transferred by the Grantor to the Trustee for deposit into the Trust Account consist only of Eligible Securities, and (iii) that Grantor has at the time of transfer into this Trust Account good and marketable title to the Assets to be so transferred and each such Asset shall be at the time of transfer free and clear of all claims, liens, interests and encumbrances (other than those arising under this Trust Agreement).

(d)                                 Prior to depositing the Assets into the Trust Account, and from time to time thereafter as required, the Grantor shall execute assignments, endorsement in blank, or transfer legal title to the Trustee of all shares, obligations or other Assets requiring assignments, so that, to the extent practicable, the Beneficiary whenever necessary may, and the Trustee upon the direction by the Beneficiary will, negotiate any such Assets without the consent or signature from the Grantor or any other person or entity. The Grantor shall give all notices and take all actions as the Trustee deems appropriate in order to cause payments due or that become due on any Asset within the Trust Account to be paid to the Trustee.  The Grantor shall not make or consent to any waiver, amendment or restriction on transfer with respect to any Asset in the Trust Account, in each case without the Beneficiary’s prior written consent.  In connection with the deposit of Assets into the Trust Account, the Grantor shall furnish to the Trustee all original documentation evidencing the Grantor’s ownership thereto.

(e)                                  The parties recognize that certain Assets will not be readily negotiable and that certain notices, opinions of counsel, representations and/or consents will be required for the Beneficiary to obtain good and marketable title to such Assets.

Section 2.  Withdrawal of Assets from the Trust Account.

(a)                                  Without notice to the Grantor, the Beneficiary shall have the right, at any time and from time to time, to withdraw from the Trust Account, upon notice to the Trustee in the form of a certificate substantially in the form of Exhibit A-1 attached hereto (the “Beneficiary Certificate”), signed by a duly authorized officer of the Beneficiary, accompanied by a request for withdrawal substantially in the form of Exhibit A-2 hereto (the “Beneficiary Request for Withdrawal”), signed by a duly authorized officer of the Beneficiary, such Assets as are specified in such Beneficiary Request for Withdrawal.  The Beneficiary Request for Withdrawal may designate a third party (the “Beneficiary Designee”), including the Grantor, to whom Assets specified therein shall be delivered.  The Beneficiary shall not be required to present any other statement or document in addition to a Beneficiary Certificate and a Beneficiary Request for Withdrawal in order to withdraw any Assets, except that the Beneficiary shall acknowledge receipt of any such Assets withdrawn upon request by the Trustee.

(b)                                 Upon receipt of a Beneficiary Certificate and a Beneficiary Request for Withdrawal, subject to the provision by the Beneficiary of any required notices, opinions of counsel and representations, the Trustee and the Grantor shall use commercially reasonable efforts to transfer absolutely and unequivocally all right, title and interest in the Assets specified in such Beneficiary Request for Withdrawal and shall deliver physical custody (or such other form as is necessary to complete the transfer) of such Assets to or for the account of the Beneficiary or such Beneficiary Designee, as specified in such Beneficiary Request for Withdrawal.  The Trustee shall notify the Grantor and Beneficiary within three (3) business days following each withdrawal from the Trust Account.

(c)                                  Subject to Section 4, in the absence of a Beneficiary Certificate and a Beneficiary Request for Withdrawal, the Trustee shall allow no substitution or withdrawal of any Asset from the Trust Account.

(d)                                 The Trustee shall notify the insurance regulator in the state where the Beneficiary is domiciled within three (3) business days after all the assets in the Trust Account are withdrawn.  At the Trustee’s request, the Beneficiary shall provide to the Trustee the address of the insurance regulator in the state where the Beneficiary is domiciled.

Section 3.  Application of Assets.  The Beneficiary shall be permitted to withdraw Assets from the Trust Account only for the purposes set forth in the Coinsurance Agreement.

Section 4.  Redemption, Investment and Substitution of  Assets.

(a)                                  The Trustee shall surrender for payment all maturing Assets and all Assets called for redemption, and deposit the principal amount of the proceeds of any such payment to the Trust Account.

(b)                                 The Grantor, subject to the prior written approval of the Beneficiary, may retain (and pay the service fees of) a professional asset manager (the “Asset Manager”) to manage and make investment decisions with regard to the Assets held by the Trustee in the Trust Account.  From time to time, at the written order and direction of the Grantor or the Asset Manager, the Trustee shall invest Assets in the Trust Account in Eligible Securities.

(c)                                  From time to time, subject to the prior written approval of the Beneficiary, the Grantor or the Asset Manager may direct the Trustee to substitute Assets of equal statutory book value for other Assets presently held in the Trust Account.  The Trustee shall have no responsibility whatsoever to determine the value of such substituted Assets or that such substituted Assets constitute Eligible Securities.

(d)                                 All investments and substitutions of securities referred to in Sections 4(b) and 4(c) above shall be in compliance with the definition of “Eligible Securities” in Section 12 of this Trust Agreement.  Any instruction or order concerning such investments or substitutions of securities shall be referred to herein as an “Investment Order”.  The Trustee shall execute Investment Orders and settle securities transactions by itself or by means of an agent or broker.  The Trustee shall not be responsible for any act or omission, or for the solvency, of any such agent or broker, except as set forth in Section 7.

(e)                                  From time to time, upon notice to the Beneficiary, the Trustee may withdraw any Asset in the Trust Account upon the call or maturity of such Asset provided that the proceeds from such call or maturity are deposited into the Trust Account.

(f)                                    When the Trustee is directed to deliver Assets against payment, delivery will be made in accordance with generally accepted market practice.

(g)                                 Any loss incurred from any investment pursuant to the terms of this Section 4 shall be borne exclusively by the Trust Account.

(h)                                 The Trustee shall not foreclose on, or direct or consent to the foreclosure of, any real property securing a commercial loan constituting an Asset or take title to such property by deed-in-lieu of foreclosure or other means without the prior written consent of the Grantor and the Beneficiary.  The Trustee shall not provide any consent or direction with respect to any such commercial loan except at the written direction of the Grantor.

Section 5.  The Income Account. All payments of interest, dividends and other income in respect to Assets in the Trust Account shall be the property of the Grantor and shall be deposited by the Trustee subject to deduction of the Trustee’s compensation and expenses as provided in Section 9 of this Agreement, in a separate account (the “Income Account”) established and maintained by the Grantor at an office of the Trustee.  The Grantor may withdraw amounts from the Income Account at any time and from time to time.

Section 6.  Right to Vote Assets.  The Trustee shall forward all annual and interim stockholder reports and all proxies and proxy materials relating to the Assets in the Trust Account to the Grantor within a reasonable period of time following the Trustee’s receipt thereof.  The Grantor shall have the full and unqualified right to vote any Asset in the Trust Account.

Section 7.  Additional Rights and Duties of the Trustee.

(a)                                  Before accepting any Asset for deposit to the Trust Account, the Trustee shall determine that such Asset is in such form that, to the extent practicable, the Beneficiary whenever necessary may, or the Trustee upon direction by the Beneficiary will, negotiate such

Asset without consent or signature from the Grantor or any person or entity other than the Trustee in accordance with the terms of this Trust Agreement.

(b)                                 The Trustee shall be under no obligation to determine whether or not any instructions given by the Grantor and Beneficiary are contrary to any provision of law.  It is understood and agreed that the Trustee’s duties are solely those set forth herein and that the Trustee shall have no duty to take any other action unless specifically agreed to by the Trustee in writing.  Without limiting the generality of the foregoing, the Trustee shall not have any duty to advise, manage, supervise or make recommendations with respect to the purchase, retention or sale of Assets with respect to any Assets in the Trust Account as to which a default in the payment of principal or interest has occurred or to be responsible for the consequences of insolvency or the legal inability of any broker, dealer, bank or other agent employed by the Grantor or Trustee with respect to the Assets except to the extent that the Trustee was negligent, engaged in misconduct or acted in bad faith in the selection of any such person or entity.

(c)                                  The Trustee shall accept and open all mail directed to the Grantor or the Beneficiary in care of the Trustee.

(d)                                 The Trustee shall have no responsibility whatsoever to determine that any Assets in the Trust Account are or continue to be Eligible Securities.

(e)                                  The Trustee shall furnish to the Grantor and the Beneficiary a statement of all Assets in the Trust Account upon the inception of the Trust Account and at the end of each calendar month thereafter.  The statement shall include a description of the Assets in the Trust Account and shall be delivered within five (5) business days following the end of such calendar month.

(f)                                    The Trustee shall keep full and complete records of the administration of the Trust Account in accordance with all applicable law.  Upon the request of the Grantor or the Beneficiary, the Trustee shall promptly permit the Grantor or the Beneficiary, their respective agents, employees, independent auditors and regulatory authorities to examine, audit, excerpt, transcribe and copy, during the Trustee’s normal business hours, any books, documents, papers and records relating to the Trust Account or the Assets.

(g)                                 Unless otherwise provided in this Trust Agreement, the Trustee is authorized to follow and rely upon all instructions given by officers of the Grantor or the Beneficiary and by attorneys-in-fact acting under written authority furnished to the Trustee by the Grantor or the Beneficiary, including, without limitation, instructions given by letter, facsimile transmission or electronic media, if the Trustee believes such instructions to be genuine and to have been signed, sent or presented by the proper party or parties.  In the absence of negligence, the Trustee shall not incur any liability to anyone resulting from actions taken by the Trustee in reliance in good faith on such instructions.  The Trustee shall not incur any liability in executing instructions (i) from any attorney-in-fact prior to receipt by it of notice of the revocation of the written authority of the attorney-in-fact or (ii) from any officer of the Grantor or the Beneficiary.

(h)                                 The duties and obligations of the Trustee shall only be such as are specifically set forth in this Trust Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Trust Agreement against the Trustee.

(i)                                     No provision of this Trust Agreement shall require the Trustee to take any action which, in the Trustee’s reasonable judgment, would result in any violation of this Trust Agreement or any provision of law.

(j)                                     The Trustee may confer with counsel of its own choice in relation to matters arising under this Trust Agreement and shall have full and complete authorization from the other Parties for any action taken or suffered by it under this Trust Agreement or in respect of any transaction contemplated hereby in good faith and in accordance with the opinion of such counsel.

(k)                                  The Trustee shall notify the Grantor and Beneficiary in writing of any payment default occurring as to any Asset within three (3) business days after Trustee receives notice of such default.  In the event of a delinquency of a timely payment in regard to any of the Assets, the Trustee shall inform the Grantor and the Beneficiary immediately upon Trustee’s receipt of notice of such delinquency.

(l)                                     Notwithstanding any provision of this Agreement to the contrary, the Trustee shall be liable for (i) subject to Section 7(n), the safekeeping of the Assets and administering the Trust Account in accordance with the provisions of this Trust Agreement and (ii) its own negligence, willful misconduct or lack of good faith in performing its duties under this Trust Agreement.  The Trustee shall exercise the standard of care with respect to the Assets that a professional trustee, engaged in the banking or trust company industry, having professional expertise in financial and securities processing transactions and custody would observe in such affairs.  The Trustee shall be strictly liable for physical loss of or damage to Assets under its care, custody, possession or control or the care, custody, possession or control of its subcustodians, other agents or nominee(s), including but not limited to loss due to fire, burglary, robbery, theft or mysterious disappearance.  In the event of loss or damage to the Assets under the care, custody, possession or control of Trustee or its subcustodians, other agents or nominee(s), Trustee shall, upon demand of the Grantor or Beneficiary, promptly replace such Assets with like kind and quality together with, all rights and privileges pertaining to the Assets (by among other methods, posting appropriate security or bond with the issuer of the Assets to obtain reissue of such Assets, or, if acceptable to the Grantor, deliver cash equivalent to the market value of the Assets as of the date of the discovery of the loss or damage).  Nothing contained in any contract between Trustee and any entity authorized to hold Assets, as defined herein, shall diminish or otherwise alter the liability of Trustee to the Grantor or Beneficiary.  The provisions of this paragraph shall not affect the burden of proof under applicable law with respect to the assertions of liability in any claim, action or dispute alleging any breach of or failure to observe such standard of care.

(m)                               The Trustee shall not be responsible for the existence, genuineness or value of any of the Assets, for the validity, perfection, priority or enforceability of the liens in or with respect to any of the Assets, for the validity of title to the Assets, for insuring the Assets, for the payment of taxes, charges, assessments or liens upon or with respect to the Assets, for any obligations under any agreements or other documents evidencing or related to any of the Assets (other than this Trust Agreement), or for the compliance of the Assets with any laws, including any Environmental Law (as hereinafter defined). The Trustee shall have no responsibility for the recording, filing or registration (or for the rerecording, refiling or reregistration) of any instrument or notice, including any financing or continuation statement or any tax or securities form, at any time in any public office or elsewhere for the purpose of perfecting, maintaining the perfection of or otherwise making effective any lien upon or with respect to any of the Assets.

(n)                                 The Parties acknowledge and agree that certain of the Assets are and will continue to be subject to servicing and custodial agreements in effect on the date hereof (as amended or otherwise modified from time to time, including any replacements thereof, the “Servicing/Custodial Agreements”). The Grantor and the Beneficiary acknowledge and agree that (i) the Trustee shall have no liability under this Trust Agreement for any action or omission of any of the parties to the Servicing/Custodial Agreements, including with respect to any of the Assets at any time during which such Assets are under the care, custody, possession or control of any of the parties to the Servicing/Custodial Agreements or any of their respective depositories, subcustodians, other agents or nominees (and, solely for the purposes of limiting the liability and determining the duties of the Trustee under Section 7(l),  none of such Persons shall be considered to be the depositories, subcustodians, agents or nominees of the Trustee), (ii) the performance by the Trustee of any of its obligations under this Trust Agreement may be delayed, limited or otherwise affected by the actions or omissions of any of the parties to the Servicing/Custodial Agreements or as a result of the Assets being subject to the Servicing/Custodial Agreements and (iii) the Trustee shall have no liability under this Trust Agreement as a result of the Trustee’s failure to perform any of its obligations under this Trust Agreement as a result of the actions or omissions of any of the parties to the Servicing/Custodial Agreements or as a result of the Assets being subject to the Servicing/Custodial Agreements.

Section 8.  Representations, Warranties and Covenants of the Trustee.  The Trustee represents, warrants and covenants to the Grantor and Beneficiary that:

(a)                                  The Trustee is a Qualified United States Financial Institution;

(b)                                 In the ordinary course of its business, the Trustee maintains securities accounts for others and is acting in that capacity in this Trust Agreement;

(c)                                  The Trust Account is and at all times shall be maintained at an office of the Trustee in the United States of America;

(d)                                 The Trustee is not an Affiliate of the Grantor or the Beneficiary.

Section 9.  The Trustee’s Compensation; Expenses.

(a)                                  The Grantor shall pay the Trustee, as compensation for its services under this Trust Agreement, a fee computed at rates determined by the Trustee from time to time and communicated in writing to the Grantor.  The Grantor shall pay or reimburse the Trustee for all of the Trustee’s expenses and disbursements in connection with its duties under this Trust Agreement (including reasonable attorney’s fees and expenses), except any such expense or disbursement as may arise from the Trustee’s negligence, willful misconduct, lack of good faith or failure to administer the Trust Account in accordance with the terms of this Trust Agreement.  The Trustee shall be entitled to deduct its compensation and expenses from payments of dividends, interest and other income in respect of the Assets held in the Trust Account prior to the deposit thereof to the Income Account as provided in Section 5 of this Agreement.  The Grantor also hereby indemnifies the Trustee for, and holds it harmless against, any loss, liability, costs or expenses (including reasonable attorney’s fees and expenses) incurred or made without negligence, willful misconduct or lack of good faith on the part of the Trustee, arising out of or in connection with the performance of its obligations in accordance with the provisions of this Trust Agreement (which shall be the sole obligation of the Trustee), including any loss, liability, costs or expenses arising out of or in connection with the status of the Trustee and its nominee as the holder of record of the Assets.  The Grantor hereby acknowledges that the foregoing indemnities shall survive the resignation of the Trustee or the termination of this Trust Agreement and hereby grants the Trustee a lien, right of set-off and security interest in the funds in the Income Account for the payment of any claim for compensation, reimbursement or indemnity hereunder.

(b)                                 No Assets shall be withdrawn from the Trust Account or used in any manner for paying compensation to, or reimbursement or indemnification of, the Trustee.

(c)                                  In addition to, and without limiting, the Grantor’s indemnification obligations set forth in Section 9(a), to the extent resulting from or in connection with the execution, delivery, enforcement, performance, or administration of this Trust Agreement, the Grantor shall defend, indemnify, and hold harmless the Trustee and its employees, officers, directors and agents from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (i) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (ii) any personal injury (including wrongful death), property damage (real or personal) or natural resource damage arising out of or related to such Hazardous Materials; (iii) any third party claim brought or threatened, settlement reached, or government order, or any policies or requirements of the Trustee, which are based upon or in any way related to such Hazardous Materials, including, without limitation, attorney and consultant fees and expenses, investigation and laboratory fees, court costs, and litigation expenses, and (iv) any violations of Environmental Law, except, in each instance, to the extent arising from the negligence, willful misconduct or lack of good faith of the Trustee. The Grantor hereby acknowledges that the foregoing indemnities shall survive the resignation of the Trustee or the termination of this Trust Agreement and hereby grants the Trustee a lien, right of set-off and security interest in the funds in the Income Account for the payment of any claim for compensation, reimbursement or indemnity hereunder.  For purposes hereof:

“Hazardous Materials” means, without limit, any pollutant, contaminant or hazardous, toxic, medical, biohazardous, or dangerous waste, substance, constituent or material, defined or regulated as such in, or for the purpose of, any applicable Environmental Law, including, without limitation, any asbestos, any petroleum, oil (including crude oil or any fraction thereof), any radioactive substance, any polychlorinated biphenyls, any toxin, chemical, disease-causing agent or pathogen, and any other substance that gives rise to liability under any applicable Environmental Law; and

“Environmental Law” means the Comprehensive Environmental Response, Compensation and Liability Act, as amended (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended, and any other applicable federal, state, local, or foreign statute, rule, regulation, order, judgment, directive, decree, permit, license or common law as in effect now, previously, or at any time during the term of this Trust Agreement, and regulating, relating to, or imposing liability or standards of conduct concerning air emissions, water discharges, noise emissions, the release or threatened release or discharge of any Hazardous Material into the environment, the use, manufacture, production, refinement, generation, handling, treatment, storage, transport or disposal of any Hazardous Material or otherwise concerning pollution or the protection of the outdoor or indoor environment, or human health or safety in relation to exposure to Hazardous Materials.

Section 10.  Resignation or Removal of the Trustee.

(a)                                  The Trustee may resign at any time upon delivery of a written notice thereof to the Beneficiary and to the Grantor effective not less than 90 days after receipt by the Beneficiary and the Grantor of such notice.  The Trustee may be removed by prior written notice executed by Grantor and Beneficiary.  No such resignation or removal shall become effective until a successor Trustee has been appointed and approved by the Beneficiary and the Grantor and all Assets in the Trust Account have been duly transferred to the successor Trustee in accordance with paragraph (b) of this Section 10.

(b)                                 Upon receipt by the proper Parties of the Trustee’s notice of resignation or the Grantor’s and Beneficiary’s notice of removal, the Grantor and the Beneficiary shall appoint a successor Trustee.  Any successor Trustee shall be a bank that is a member of the Federal Reserve System and a Qualified United States Financial Institution, and shall not be an Affiliate of the Grantor or the Beneficiary.  Upon the acceptance of the appointment as Trustee hereunder by a successor Trustee and the transfer to such successor Trustee of all Assets in the Trust Account, the resignation or removal of the Trustee shall become effective.  Thereupon, such successor Trustee shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Trustee, and the resigning or removed Trustee shall be discharged from any future duties and obligations under this Trust Agreement, but the resigning or removed Trustee shall continue after such resignation or removal to be entitled to the benefits of the indemnities provided herein for the Trustee.

Section 11.  Termination of the Trust Account.

(a)                                  The Trust Account and this Trust Agreement, except for the indemnities provided herein, may be terminated only after the Grantor and Beneficiary mutually give the Trustee written notice of their intention to terminate the Trust Account (the “Notice of Intention”).  The Notice of Intention shall specify the date on which the Parties intend the Trust Account to terminate (the “Termination Date”).

(b)                                 On the Termination Date, the Trustee shall transfer to the Grantor all of the Assets not previously withdrawn by the Beneficiary.

Section 12.  Definitions.  Except as the context shall otherwise require, the following terms shall have the following meanings for purposes of this Trust Agreement (the definitions to be applicable to both the singular and the plural forms of each term defined if both forms of such term are used in this Trust Agreement):

The term “Affiliate” means any other Person that directly or indirectly controls, is controlled by, or is under common control with, the first Person.

The term “Beneficiary” shall include any successor of the Beneficiary by operation of law including, without limitation, any liquidator, rehabilitator, receiver or conservator.

The term “Control” (including the related terms “controlled by” and “under common control with”) shall mean the ownership, directly or indirectly, of more than 50% of the voting securities of a corporation.

The term “Eligible Securities” shall mean and include certificates of deposit (issued by a United States bank and payable in United States legal tender) and other assets of the types specified on Exhibit B attached hereto.

The terms “Person” shall mean and include an individual, a corporation, a partnership, an association, a trust, an unincorporated organization or a government or political subdivision thereof.

The term “Qualified United States Financial Institution” shall mean a bank designated as such by the Securities Valuation Office of the National Association of Insurance Commissioners (or any successor organization or regulatory agency having similar duties).

Section 13.  Governing Law.  This Trust Agreement shall be subject to and governed by the laws of the State of New York without regard to its conflict of laws provision and the Trust Account created hereunder shall be administered in accordance with the laws of said state.

Section 14.  WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

Section 15.  Successors and Assigns.  This Trust Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, permitted assigns and legal representatives.  Neither this Trust Agreement, nor any right or obligation hereunder, may be assigned by any Party without the prior written consent of the other Parties hereto.  Any assignment in violation of this Section 15 shall be void and shall have no force and effect.

Section 16.  Severability.  If any provision of this Trust Agreement is held to be void or unenforceable, in whole or in part, (i) such holding shall not affect the validity and enforceability of the remainder of this Trust Agreement, including any other provision, paragraph or subparagraph, and (ii) the Parties agree to attempt in good faith to reform such void or unenforceable provision to the extent necessary to render such provision enforceable and to carry out its original intent.

Section 17.  Entire Agreement.  Except for the Coinsurance Agreement, this Trust Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof, and there are no understandings or agreements, conditions or qualifications relative to this Trust Agreement which are not fully expressed in this Trust Agreement or the Coinsurance Agreement.

Section 18.  Amendments.  This Trust Agreement may be modified or otherwise amended, and the observance of any term of this Trust Agreement may be waived, only if such modification, amendment or waiver is in writing and signed by the Parties.

Section 19.  Notices.  All notices, requests, demands and other communications under this Trust Agreement must be in writing and will be deemed to have been duly given or made as follows:  (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier, two (2) business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered, and shall be delivered as follows:

If to the Grantor:

Union Fidelity Life Insurance Company
200 North Martingale Road
Schaumburg, IL 60173-2096
Facsimile: (847) 330-3404
Attention: Chief Financial Officer

With a copy to:

Union Fidelity Life Insurance Company
200 North Martingale Road
Schaumburg, IL 60173-2096
Facsimile:  (847) 605-3044
Attention:  General Counsel

If to the Beneficiary:

Federal Home Life Insurance Company
6620 West Broad Street
Richmond, VA 23230
Facsimile:  (804) 662-2414
Attention:  Chief Executive Officer

With a copy to:

Federal Home Life Insurance Company
700 Main Street
Lynchburg, VA 24504
Facsimile:  (434) 948-5819
Attention:  General Counsel

If to the Trustee:

The Bank of New York
101 Barclay Street - 8W
New York, NY 10286
Facsimile:  (212) 815-5875
Attention:  Insurance Trust and Escrow Unit

or to such other address or to such other Person as a Party may have last designated by notice to the other Parties.

Section 20.  Headings.  The headings of the Sections have been inserted for convenience of reference only and shall not be deemed to constitute a part of this Trust Agreement.

Section 21.  Counterparts.  This Trust Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute but one and the same Trust Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

UNION FIDELITY LIFE INSURANCE COMPANY, as Grantor

By:	/s/ Glenn Joppa
Name: Glenn Joppa
Title: Senior Vice President and Secretary

FEDERAL HOME LIFE INSURANCE COMPANY, as Beneficiary

By:	/s/ Gary T. Prizzia
Name: Gary T. Prizzia
Title: Treasurer

THE BANK OF NEW YORK, as Trustee

By:	/s/ Robert W. Rich
Name: Robert W. Rich
Title: Vice President

Exhibit A-1

CERTIFICATE

The undersigned, the [insert position] and a duly authorized officer of Federal Home Life Insurance Company, does hereby certify that, pursuant to Section 2 of the Trust Agreement dated as of [               ] entered into by and among Federal Home Life Insurance Company, Union Fidelity Life Insurance Company and [               ] (the “Trust Agreement”) and the  Coinsurance Agreement dated as of [               ] between  Federal Home Life Insurance Company and Union Fidelity Life Insurance Company, Federal Home Life Insurance Company is entitled to withdraw from the Trust Account established by Union Fidelity Life Insurance Company for the benefit of Federal Home Life Insurance Company pursuant to the Trust Agreement, assets with a current statutory book value equal to $[               ] for the purpose[s] specified in paragraph[s] [      ] and [      ] of Section [    ] of the Coinsurance Agreement.

[Certification to specify the basis for the withdrawal.]

This Certificate is a “Beneficiary Certificate” within the meaning of Section 2(a) of the Trust Agreement.

Dated:
Name:
Title:

Exhibit A-2

REQUEST FOR WITHDRAWAL

Federal Home Life Insurance Company (“FHL”) hereby requests that [               ] immediately transfer to FHL [/or [               ]] all right, title and interest in those assets set forth on Schedule A attached hereto (which assets have a statutory book value equal to $[               ]) from the Trust Account established by Union Fidelity Life Insurance Company (“UFLIC”) for the benefit of FHL pursuant to the Trust Agreement dated as of [         ,         ] entered into by and among FHL, UFLIC and [                 ] (the “Trust Agreement”).  [Insert transfer instructions.]

This Request for Withdrawal is a “Beneficiary Request for Withdrawal” within the meaning of Section 2(a) of the Trust Agreement, and is made in conjunction with the attached Beneficiary Certificate.

FEDERAL HOME LIFE INSURANCE COMPANY

Dated:	By:
Name:
Title:

Exhibit B

ELIGIBLE SECURITIES

Assets of the types for which an Illinois-domiciled life insurance company could obtain full statutory reserve credit under statutory accounting practices prescribed or permitted by the Director of Insurance of the State of Illinois.